UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2026

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Nevada	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On November 1, 2026, Tripadvisor, Inc., a Nevada corporation (the “Company”), consummated the sale of the legal entities comprising the Company’s online restaurant reservation and management platform in Europe known as “TheFork” (the “Business”) to American Express Travel Related Services Company, Inc., a New York corporation (“Buyer”), pursuant to the Equity Purchase Agreement entered into on August 2, 2026 (the “Equity Purchase Agreement”).

Under the terms of the Equity Purchase Agreement, Buyer acquired the Business for $700 million, subject to certain adjustments, in an all-cash transaction (the “Transaction”). Concurrently with the consummation of the Transaction, the Company and Buyer entered into a Transition Services Agreement dated as of November 1, 2026, pursuant to which the Company agreed to provide certain services to the Buyer for a period of 12 months unless otherwise specified therein, in order to facilitate a smooth transition of the Business.

The foregoing description of the Equity Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Equity Purchase Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 3, 2026 and is incorporated herein by reference.

The Transaction constituted a significant disposition for purposes of Item 2.01 of Form 8-K.

The Company expects to discuss the Transaction in its third quarter 2026 earnings call scheduled for November 5, 2026.

Cautions Concerning Forward-Looking Statements

Certain statements included in this Current Report on Form 8-K constitute "forward-looking statements" within the meaning of federal securities laws. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties on information available to the Company as of the date hereof. These statements include, but are not limited to, statements regarding the provision of services under the transitional services agreement and duration of services thereunder. All statements other than statements of historical fact are "forward-looking statements" for purposes of federal and state securities laws. These forward-looking statements generally can be identified by phrases such as "possible," "potential," "intends" or "expects" or other words or phrases of similar import or future or conditional verbs such as "will," "may," "might," "should," "would," "could," or similar variations.

These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, but not limited to: the parties may not realize the potential benefits of the Transaction in the near term or at all; there may be liabilities or tax consequences related to the divestiture that are not known, probable or estimable at this time; difficulties or unexpected costs relating to segregating the technology and data platforms of the Business from retained operations; risks related to disruption of management time away from core operations; risks relating to the Company operating without TheFork platform; risks inherent to the business may result in additional strategic and operational risks, which may impact the Company's risk profile, which the Company may not be able to mitigate effectively; and other risks and uncertainties detailed in periodic reports that the Company files with the U.S. Securities and Exchange Commission ("SEC"). Additional information concerning important risks and uncertainties can be found in the Company's filings with the SEC. The Company undertakes no obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The unaudited pro forma condensed consolidated financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Form 8-K no later than November 5, 2026.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: November 2, 2026	By:	/s/ Michael Noonan
Michael Noonan Chief Financial Officer